Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33         ) pertaining to the 1993 Non-
Executive Stock Incentive Plan of our reports dated August 31, 1995, with respect to the consolidated financial statements of Ruby Tuesday, Inc. (formerly Morrison Restaurants Inc.) incorporated by reference in its Annual Report (Form 10-K) for the year ended June 3, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission.



                                 /s/Ernst & Young, LLP
                                    Ernst & Young, LLP


Birmingham, Alabama
April 29, 1996